SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 10, 2019

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ENTERPRISE DIVERSIFIED, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-27763	88-0397234
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1518 Willow Lawn Drive
Richmond, VA		23230
(Address of principal executive offices)		(Zip Code)

(434) 336-7737

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 4.01 - Changes in Registrant’s Certifying Accountant.

On Wednesday, July 10, 2019, Enterprise Diversified, Inc. (the “Company”) formally engaged Brown Edwards & Company, LLP (“Brown Edwards”) to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2019.

Prior to this time, Cherry Bekaert LLP (“Cherry Bekaert”) had been appointed as the Company’s independent registered public accounting firm for the year ending December 31, 2019, having served as the Company’s independent registered public accounting firm since 2016. However, effective June 1, 2019, the Roanoke and Lynchburg, Virginia practices of Cherry Bekaert were acquired by Brown Edwards in a transaction pursuant to which certain of the professional staff and partners of Cherry Bekaert in those offices joined Brown Edwards. As a result of such acquisition, the lead audit partner and other professional staff who had acquired significant experience with and knowledge of the Company and its operations and financial reporting, and with whom the Company’s management and the Audit Committee of the Company’s Board of Directors had worked, are now employed or associated with Brown Edwards.

After consideration of these matters, the Audit Committee of the Company’s Board of Directors approved changing the Company’s independent registered public accounting firm for the year ending December 31, 2019 from Cherry Bekaert to Brown Edwards, having determined that the personal knowledge and experience of the individual service providers would be valuable to retain and that maintaining continuity in this respect would be beneficial and prudent. In connection with the Company’s engagement of Brown Edwards, Cherry Bekaert was dismissed from its service.

Prior to engaging Brown Edwards, the Company had not consulted Brown Edwards regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered by Brown Edwards on the Company’s financial statements; or (ii) any matter that was the subject of a “disagreement” or a “reportable event” (as those terms are defined in Item 304 of Regulation S-K).

Cherry Bekaert’s reports on the Company’s financial statements for the fiscal years ended December 31, 2018 and 2017 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2018 and 2017, and during the interim period from the end of the most recently completed fiscal year through the date of the change in firms, there were no “disagreements” (as such term is defined in Item 304 of Regulation S-K) with Cherry Bekaert on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Cherry Bekaert, would have caused it to make reference to the subject matter thereof in connection with its reports on the Company’s financial statements for such periods.

The Company provided Cherry Bekaert with a copy of the disclosures made in this Current Report on Form 8-K in response to Item 304(a) of Regulation S-K, and requested Cherry Bekaert to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements herein made by the Company in response to Item 304(a) of Regulation S-K and, if it does not, the respects in which it does not agree. In accordance with the requirements of Item 304(a)(3) of Regulation S-K, a copy of Cherry Bekaert’s letter dated July 15, 2019 is filed herewith as Exhibit 16.1 hereto.

Item 9.01 - Financial Statements and Exhibits.

(a) Financial statements of businesses acquired – not applicable

(b) Pro forma financial information – not applicable

(c) Shell company transactions – not applicable

(d) Exhibits:

Exhibit No.	Exhibit Description
16.1	Letter of Cherry Bekaert LLP dated July 15, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 15, 2019		ENTERPRISE DIVERSIFIED, INC.

	By:	/s/ Steven L. Kiel
Steven L. Kiel
Executive Chairman